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                                                              EXHIBIT 23(F)

                   [LETTERHEAD OF MONTGOMERY SECURITIES]

June 27, 1995

Value Health, Inc.

22 Waterville Road

Avon, Connecticut 06001

Gentlemen:

  This letter will constitute our consent to the use of our name and to include our opinion regarding the acquisition by Value Health, Inc. ("Value Health") of all of the outstanding shares of common stock of Diagnostek, Inc. ("Diagnostek"), by means of a merger of a subsidiary of Value Health with and into Diagnostek, in Value Health's registration statement on Form S-4 (the "Registration Statement") and the inclusion of a summary of such opinion in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

MONTGOMERY SECURITIES